UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

METAL SKY STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41344	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 River Street, 9th Floor,
Hoboken, New Jersey	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-721-8789

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, one redeemable warrant, and one right	MSSAU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.001 par value	MSSA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MSSAW	The Nasdaq Stock Market LLC
Rights to receive one-tenth (1/10th) of one Ordinary Share	MSSAR	The Nasdaq Stock Market LLC

CONTENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Director

On January 7, 2025, Mr. Konstantin Anatolyevich Sokolov tendered his resignation as a director of Metal Sky Star Acquisition Corporation (the “Company”), effective on the same date. Mr. Sokolov has confirmed that his resignation is not a result of any disagreement with the Company’s operations, policies or practices.

On January 7, 2025, the board of directors (the “Board”) approved the appointment of Mr. Christopher John Regan as an independent director of the Company, effective on the same date.

The Board has determined that Mr. Regan is independent within the meaning of Nasdaq Listing Rule 5605(a)(2).

The biographical information of Mr. Regan is set forth below:

Mr. Regan currently serves as Director and Head of Trading of KX Power, an asset management business operating grid scale batteries in the United Kingdom. With over 20 years’ experience in the energy sector, he specializes in asset optimization and short-term power trading. Mr. Regan is also Managing Director of Short-Term Power Trading at an energy trading software firm where he develops algorithmic trading solutions. Prior to joining KX Power, Mr. Regan was Head of Trading and Operations and Battery Optimization at EDF Energy, managing long-term physical trading, gas balancing, short-term power trading and portfolio optimization. Mr. Regan was also responsible for developing a battery trading platform, PowerShift. Mr. Regan holds a bachelor’s degree in Physics with Computer Science from the University of Southampton as well as an EMBA with distinction from Insead where he was a top-scoring student placed on the Dean’s List.

Mr. Regan does not have a family relationship with any director or executive officer of the Company. He has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Regan and any other persons pursuant to which Mr. Regan was appointed as a director of the Company.

Forward-Looking Statements

This Form 8-K contains forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the SEC. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except to the extent required by applicable law, we do not undertake any obligation to update or revise forward-looking statements made by us to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2025	Metal Sky Star Acquisition Corporation

	By:	/s/ Wenxi He
	Name:	Wenxi He
	Title:	Chief Executive Officer